UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2005

BIO-LOGIC SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-12240	36-3025678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bio-logic Plaza, Mundelein, IL		60060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 949-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the disclosure schedules delivered by Bio-logic Systems Corp. (the “Company”) in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 16, 2005, among the Company, Natus Medical Incorporated (“Natus”) and Summer Acquisition Corporation, the Company is permitted to take such actions as it deems necessary or appropriate to bring the Company’s plans, agreements, contracts and/or arrangements into compliance with Section 409A of the Internal Revenue Code, and the regulations and guidance promulgated thereunder (relating to non-qualified deferred compensation plans) (“Section 409A”).

Amendments to Employment Agreements with Gabriel Raviv and Roderick G. Johnson

On December 16, 2005, the Board of Directors (the “Board”) of the Company, approved the First Amendment (the “Raviv Amendment”) to the Employment Agreement (the “Raviv Agreement”), dated March 1, 2004, between the Company and Gabriel Raviv, the Company’s Chief Executive Officer, and the First Amendment (the “Johnson Amendment”) to the Employment Agreement (the “Johnson Agreement”), dated September 22, 1999, between the Company and Roderick G. Johnson, the Company’s President and Chief Operating Officer, to bring such employment agreements into compliance with Section 409A.

In March 2004, the Company entered into an employment agreement with Dr. Raviv. Pursuant to this agreement, among other things, if Dr. Raviv terminates his employment, or is terminated by the Company, following the consummation of the merger contemplated by the Merger Agreement (the “Merger”), for any reason, other than for cause or due to his death or disability, he is entitled to receive the following: (1) three times his current annual base salary (which base salary currently is $345,000), payable in a lump sum within 60 days following his termination; (2) his prorated annual cash incentive bonus; (3) an amount equal to $470,000 as consideration for his agreement not to directly or indirectly compete with the Company or engage in certain solicitation activities for a two-year period after his termination; (4) the transfer of title to him of his company car; (5) his base salary through the date of his termination; (6) if he so elects, 100% of the premiums related to the continuation of his medical and dental benefits; and (7) payment of premiums necessary for continuation of his supplemental disability insurance for a period of 18 months following the effective date of his termination or, at our election, a lump sum amount equal to the aggregate premiums for a period of 18 months following the effective date of his termination. In order to avoid adverse tax consequences under Section 409A, the Raviv Amendment provides, among other things, that Dr. Raviv will be entitled to receive the benefits described above sixty days following the consummation of the Merger, regardless of whether or when Dr. Raviv’s employment terminates. Natus has indicated that it will direct the Company to terminate Dr. Raviv’s employment immediately following the consummation of the Merger. In addition, the Raviv Amendment defers for six months the payment of severance compensation and benefits payable to Dr. Raviv under other circumstances.

In September 1999, the Company entered into an employment agreement with Mr. Johnson. Pursuant to this agreement, if Mr. Johnson resigns or is terminated within one year of the consummation of the Merger, he is entitled to receive the following: (1) a lump sum payment of three times his current base salary (which base salary currently is $255,000); (2) his prorated annual cash incentive bonus; (3) continued medical coverage for 18 months; and (4) reimbursement of up to $50,000 for expenses associated with, among other things, furnishing and operating a home office, membership in industry and trade associations and executive outplacement services. In order to avoid adverse tax consequences under Section 409A, the Johnson Amendment provides, among other things, that Mr. Johnson will be entitled to receive the benefits described above (other than the reimbursement for expenses described in clause (4) above) upon consummation of the Merger, regardless of whether or when Mr. Johnson’s employment terminates. Natus has indicated that it will direct us to terminate Mr. Johnson’s employment immediately following the consummation of the Merger. In addition, the Johnson Amendment defers for six months the payment of severance compensation and benefits payable to Mr. Johnson under other circumstances.

The descriptions contained above are qualified in its entirety by reference to the Raviv Amendment and the Johnson Amendment attached hereto as Exhibits 10.1 and 10.2, respectively, and made a part hereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On December 21, 2005, the Company received written resignations as directors from each of Gabriel Raviv, Roderick G. Johnson, Lawrence D. Damron, Albert Milstein and Craig W. Moore, in each case stating that he is resigning as a director of the Company effective upon the Effective Time (as defined in the Merger Agreement), and that such resignation shall be null and void, and of no force and effect, upon any termination of the Merger Agreement. Such resignations are a condition to Natus’ obligation to effect the Merger.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.1	First Amendment to the Employment Agreement between Bio-logic Systems Corp. and Gabriel Raviv

10.2	First Amendment to the Employment Agreement between Bio-logic Systems Corp. and Roderick G. Johnson

Where To Find Additional Information About The Merger

On November 15, 2005, Bio-logic filed with the Securities and Exchange Commission a definitive proxy statement, and has filed and will file other relevant materials, in connection with the merger. Before making any decision with respect to the merger, stockholders of Bio-logic are urged to read the definitive proxy statement and the other relevant materials filed with the SEC because they contain important information about the merger. The proxy statement and other relevant materials may be obtained free of charge at the SEC’s web site at ‹www.sec.gov›. In addition, stockholders of Bio-logic may obtain free copies of the documents filed with the SEC by contacting our solicitation agent, Morrow & Co., Inc., at (800) 607-0088 or email to BioLogic.info@morrowco.com. Stockholders may also read and copy any reports, statements and other information filed by Bio-logic at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Bio-logic and Natus and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Bio-logic’s stockholders in favor of the merger agreement and the merger. Certain executive officers and directors of Bio-logic have interests in the merger, including severance arrangements and their ownership of Bio-logic’s common stock and options to acquire common stock (including acceleration of restricted stock and options), and their interests are described in the definitive proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005

BIO-LOGIC SYSTEMS CORP.

By:	/s/ Michael J. Hanley
Michael J. Hanley Corporate Controller (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Employment Agreement between Bio-logic Systems Corp. and Gabriel Raviv

10.2	First Amendment to the Employment Agreement between Bio-logic Systems Corp. and Roderick G. Johnson